Exhibit 4.1

Execution Version

THIRD SUPPLEMENTAL INDENTURE IN RESPECT OF

SUBSIDIARY GUARANTEES

PERMIAN RESOURCES OPERATING, LLC

THE GUARANTOR PARTIES HERETO

and

COMPUTERSHARE TRUST COMPANY, N.A.,

AS TRUSTEE,

DATED AS OF NOVEMBER 1, 2023

This Third Supplemental Indenture, dated as of November 1, 2022 (this “Third Supplemental Indenture”), is among (a) Permian Resources Operating, LLC (as successor in interest to Centennial Resource Production, LLC (“CRP”), as successor in interest to Colgate Energy Partners III, LLC (the “Original Issuer”)), a Delaware limited liability company (the “Company”), (b) each of the entities listed on the signature pages hereto as “Existing Guarantors” (collectively, the “Existing Guarantors”), (c) each of the entities listed on the signature pages hereto as “Additional Subsidiary Guarantors” (collectively, the “Additional Subsidiary Guarantors” and together with the Existing Guarantors, the “Guarantors”) and (d) Computershare Trust Company, N.A., as trustee (in such capacity, the “Trustee”).

W I T N E S S E T H

WHEREAS, the Original Issuer has heretofore executed and delivered to Wells Fargo Bank, National Association, as trustee (the “Former Trustee”), an Indenture, dated as of January 27, 2021 (the “Base Indenture”), providing for the issuance of the Original Issuer’s 7.75% Senior Notes due 2026 (the “Notes”), as supplemented by that certain First Supplemental Indenture, dated as of September 1, 2022 (the “First Supplemental Indenture”) and by that certain Second Supplemental Indenture, dated as of September 5, 2023 (the“Second Supplemental Indenture,” and together with the Base Indenture, the Second Supplemental Indenture and this Third Supplemental Indenture, the “Indenture”), among CRP, the Initial Issuer, the guarantor parties listed therein and the Trustee, pursuant to which the CRP assumed the obligations of the Original Issuer under the Notes and the Base Indenture and the New Guarantors (as such term is defined therein) unconditionally guaranteed, on a joint and several basis with the other Guarantors, the Guarantees;

WHEREAS, pursuant to Section 7.09 of the Base Indenture, the Trustee acquired all or substantially all of the corporate trust business of the Former Trustee and became the successor Trustee under the Indenture;

WHEREAS, on the date hereof, pursuant to an Agreement and Plan of Merger, dated as of August 21, 2023, among the Company, Permian Resources Corporation (“Parent”), Smits Merger Sub I Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub I”), Smits Merger Sub II LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Parent (“Merger Sub II”), Earthstone Energy, Inc., a Delaware corporation (“Earthstone”) and Earthstone Energy Holdings, LLC, a Delaware limited liability company (“Earthstone OpCo”), pursuant to which (i) Merger Sub I merged with and into Earthstone (the “Initial Company Merger”), with Earthstone surviving the Initial Company Merger as a wholly owned subsidiary of Parent (the “Initial Surviving Corporation”), (ii) following the Initial Company Merger, the Initial Surviving Corporation merged with and into Merger Sub II (the “Subsequent Company Merger” and, together with the Initial Company Merger, the “Company Mergers”), with Merger Sub II surviving the Subsequent Company Merger as a wholly owned subsidiary of Parent, and (iii) following the Company Mergers, Earthstone OpCo merged with and into the Company (the “OpCo Merger,”), with the Company surviving the OpCo Merger;

WHEREAS, Section 4.16 of the Base Indenture provides that, after the Issue Date, the Company is required to cause certain of its Restricted Subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will unconditionally guarantee, on a joint and several basis with the other guarantors, the Guarantees;

WHEREAS, pursuant to Section 9.01(h) of the Base Indenture, each of the Company and the Guarantors are duly authorized to execute and deliver this Third Supplemental Indenture to amend or supplement the Indenture, the Notes, or the Guarantees, without the consent of any Holder, to add any additional Guarantee of the Notes as provided in the Indenture or otherwise;

WHEREAS, pursuant to Section 9.05 of the Base Indenture, the Trustee will sign any supplemental indenture authorized pursuant to Article 9 of the Indenture if the amendment or supplement does not adversely affect the rights, duties, liabilities, privileges, protections, benefits, indemnities or immunities of the Trustee; and

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

Definitions

SECTION 1.1 Defined Terms. Capitalized terms used but not defined in this Third Supplemental Indenture shall have the meanings ascribed to such terms in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Third Supplemental Indenture refer to this Third Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Agreement to be Bound; Guarantee

SECTION 2.1 Agreement to be Bound. Each Additional Subsidiary Guarantor hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. Each Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 2.2 Guarantee. Each Additional Subsidiary Guarantor hereby, on a joint and several basis with all the Existing Guarantors, agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

ARTICLE III

Miscellaneous

SECTION 3.1 Notices. All notices and other communications to the Additional Subsidiary Guarantors, as applicable, shall be given as provided in Section 12.02 of the Base Indenture.

SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Third Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3 Governing Law; Jury Trial.

(a) THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS THIRD SUPPLEMENTAL INDENTURE.

(b) EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY (AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS THIRD SUPPLEMENTAL INDENTURE OR THE TRANSACTION CONTEMPLATED HEREBY

SECTION 3.4 Severability Clause. In case any provision in this Third Supplemental Indenture is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

SECTION 3.5 Ratification of Indenture; Third Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Third Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.6 Counterparts. The parties may sign any number of copies of this Third Supplemental Indenture, and each party hereto may sign any number of separate copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Third Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Third Supplemental Indenture as to the parties hereto and may be used in lieu of the original Third Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 3.7 Headings. The headings of the Articles and Sections of this Third Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Third Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

SECTION 3.8 Trustee’s Disclaimer. The recitals contained herein shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture and shall not be liable in connection therewith. The Trustee accepts the amendments of the Indenture effected by this Third Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the date first above written.

COMPANY:

PERMIAN RESOURCES OPERATING, LLC, as the Company

By:	/s/ Guy Oliphint
Name: Guy Oliphint
Title: EVP and Chief Financial Officer

[Signature Page to Third Supplemental Indenture – 2026 Senior Notes]

ADDITIONAL SUBSIDIARY GUARANTORS:

EARTHSTONE OPERATING, LLC as an Additional Subsidiary Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

EARTHSTONE PERMIAN LLC as an Additional Subsidiary Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

SABINE RIVER ENERGY, LLC as an Additional Subsidiary Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

INDEPENDENCE RESOURCES TECHNOLOGIES, LLC as an Additional Subsidiary Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

EARTHSTONE OIL & GAS NORTHERN DELAWARE, LLC as an Additional Subsidiary Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

[Signature Page to Third Supplemental Indenture – 2026 Senior Notes]

EARTHSTONE OIL & GAS TEXAS, LLC as an Additional Subsidiary Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

EARTHSTONE OIL & GAS HOLDINGS, LLC as an Additional Subsidiary Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

EARTHSTONE ENERGY ASSETS, LLC as an Additional Subsidiary Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

EARTHSTONE ENERGY OPERATING, LLC as an Additional Subsidiary Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

[Signature Page to Third Supplemental Indenture – 2026 Senior Notes]

EXISTING GUARANTORS:

COLGATE RANCH, LLC, as an Existing Guarantor

By:	/s/ Guy Oliphint
Name: Guy Oliphint
Title: EVP and Chief Financial Officer

TUSKER MIDSTREAM, LLC, as an Existing Guarantor

By:	/s/ Guy Oliphint
Name: Guy Oliphint
Title: EVP and Chief Financial Officer

COLGATE ENERGY, LLC, as an Existing Guarantor

By:	/s/ Guy Oliphint
Name: Guy Oliphint
Title: EVP and Chief Financial Officer

COLGATE ENERGY DEVELOPMENT, LLC, as an
Existing Guarantor

By:	/s/ Guy Oliphint
Name: Guy Oliphint
Title: EVP and Chief Financial Officer

[Signature Page to Third Supplemental Indenture – 2026 Senior Notes]

COLGATE PRODUCTION, LLC, as an Existing Guarantor

By:	/s/ Guy Oliphint
Name: Guy Oliphint
Title: EVP and Chief Financial Officer

COLGATE II CORP, LLC, as an Existing Guarantor

By:	/s/ Guy Oliphint
	Name:	Guy Oliphint
	Title:	EVP and Chief Financial Officer

COLGATE ROYALTIES, LP, as an Existing Guarantor
By: COLGATE II CORP, LLC, its general partner

By:	/s/ Guy Oliphint
	Name:	Guy Oliphint
	Title:	EVP and Chief Financial Officer

COLGATE MINERALS, LLC, as an Existing Guarantor

By:	/s/ Guy Oliphint
Name: Guy Oliphint
Title: EVP and Chief Financial Officer

TREE SHAKER MINERALS, LLC, as an Existing Guarantor

By:	/s/ Guy Oliphint
Name: Guy Oliphint
	Title:	EVP and Chief Financial Officer

[Signature Page to Third Supplemental Indenture – 2026 Senior Notes]

ATLANTIC EXPLORATION, LLC, as an Existing Guarantor

By:	/s/ Guy Oliphint
Name: Guy M. Oliphint
Title: EVP and Chief Financial Officer

CENTENNIAL RESOURCE MANAGEMENT, LLC, an Existing Guarantor

By:	/s/ Guy Oliphint
Name: Guy M. Oliphint
Title: EVP and Chief Financial Officer

HERMOSA RANCH, LLC, as an Existing Guarantor

By:	/s/ Guy Oliphint
Name: Guy Oliphint
Title: EVP and Chief Financial Officer

CL ENERGY, LLC, as an Existing Guarantor

By:	/s/ Guy Oliphint
Name: Guy Oliphint
Title: EVP and Chief Financial Officer

READ & STEVENS, INC., as an Existing Guarantor

By:	/s/ Guy Oliphint
Name: Guy Oliphint
Title: EVP and Chief Financial Officer

[Signature Page to Third Supplemental Indenture – 2026 Senior Notes]

PERMIAN RESOURCES MANAGEMENT, LLC, as an Existing Guarantor

By:	/s/ Guy Oliphint
Name: Guy Oliphint
Title: EVP and Chief Financial Officer

PERMIAN RESOURCES CORPORATION, as an Existing Guarantor

By:	/s/ Guy Oliphint
Name: Guy Oliphint
Title: EVP and Chief Financial Officer

[Signature Page to Third Supplemental Indenture – 2026 Senior Notes]

TRUSTEE: COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:	/s/ Corey J. Dahlstrand
Name: Corey J. Dahlstrand
Title: Vice President

[Signature Page to Third Supplemental Indenture – 2026 Senior Notes]